Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

City Office REIT, Inc.:

We consent to the incorporation by reference in the following registration statements (No. 333-218419) on Form S-3 and (No. 333-233043) on Form S-8 of City Office REIT, Inc. of our reports dated February 26, 2020, with respect to the consolidated balance sheets of City Office REIT, Inc. as of December 31, 2019 and 2018, the related consolidated statements of operations, comprehensive income (loss), changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes and financial statement schedule III (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appears in the December 31, 2019 annual report on Form 10-K of City Office REIT, Inc.

Our report on the consolidated financial statements refers to changes to accounting policies for leases due to the adoption on January 1, 2019 of ASC 842, Leases.

/s/ KPMG LLP

Chartered Professional Accountants

Vancouver, Canada

February 26, 2020